UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2001

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Commission file number 0-22874

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

210 Baypointe Parkway
San Jose, California    95134

(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5. OTHER EVENTS

The following members of Registrant's Board of Directors and Executive Officers of Registrant have adopted "plans" under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of Registrant's common stock, par value $0.001 per share, and/or exchangeable shares of Registrant's subsidiary, JDS Uniphase Canada Ltd.:

Jozef Straus, Ph.D
Donald R. Scifres, Ph.D
Anthony R. Muller
Michael C. Phillips
Frederick L. Leonberger, Ph.D
Robert E. Enos

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

JDS UNIPHASE CORPORATION

By:	/s/ Michael C. Phillips

Michael C. Phillips
Senior Vice President, Business Development, General Counsel, Assistant Secretary

Dated: September 4, 2001